UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.          )

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PennyMac Mortgage Investment Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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PENNYMAC MORTGAGE INVESTMENT TRUST
6101 CONDOR DRIVE
MOORPARK, CALIFORNIA 93021

April 21, 2014

Dear Shareholder:

I would like to cordially invite you to attend the 2014 Annual Meeting of Shareholders (the “Meeting”) of PennyMac Mortgage Investment Trust to be held on Wednesday, June 4, 2014, at 10:15 a.m. Pacific time. The Meeting will be held at our corporate offices located at 5898 Condor Drive, Moorpark, California 93021.

The Notice of 2014 Annual Meeting of Shareholders and Proxy Statement are attached to this letter and contain information about the matters on which you will be asked to vote at the Meeting. We will transact no other business at the Meeting, except for business properly brought before the Meeting or any adjournment thereof by our Board of Trustees. Only our common shareholders of record at the close of business on April 7, 2014, the record date, are entitled to vote at the Meeting.

Your vote is very important. Please carefully read the Notice of 2014 Annual Meeting of Shareholders and Proxy Statement so that you will know the matters on which we plan to vote at the Meeting, and then vote your shares by proxy by mail, by Internet or by telephone as soon as possible to make sure that your shares are represented at the Meeting. You may also cast your vote in person at the Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct that firm or bank as to how to vote your shares.

ANNUAL MEETING ADMISSION: In order to attend the Meeting in person, you will need to present your admission ticket, or an account statement showing your ownership of our common shares as of the record date, and valid government-issued photo identification. The indicated portion of your proxy card will serve as your admission ticket.

On behalf of our Board of Trustees, I thank you for your participation. We look forward to seeing you on June 4th.

Sincerely,

STANFORD L. KURLAND Chairman of the Board

PENNYMAC MORTGAGE INVESTMENT TRUST
6101 CONDOR DRIVE
MOORPARK, CALIFORNIA 93021

______________________

Notice of 2014 Annual Meeting of Shareholders

______________________

Time and Date:	10:15 a.m. Pacific time on Wednesday, June 4, 2014

Place:	PennyMac Mortgage Investment Trust 5898 Condor Drive Moorpark, California 93021

Items of Business:	● To elect the three (3) Class II Trustees identified in the enclosed Proxy Statement to serve on our Board of Trustees, each for a term expiring at the 2017 annual meeting of shareholders;

● To ratify the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2014;

● To approve, by non-binding vote, our executive compensation; and

● To transact such other business as may properly come before the annual meeting and any adjournment thereof.

Record Date and Meeting Admission:	Only shareholders of record at the close of business on April 7, 2014, the record date, are entitled to attend the annual meeting.

Proxy Voting:	Whether or not you plan to attend the annual meeting, we encourage you to vote your shares by proxy by mail, by Internet or by telephone as soon as possible to make sure that your shares are represented at the annual meeting. You may also cast your vote in person at the annual meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares.

Recommendations:	Our Board of Trustees recommends that you vote “FOR” the election of each of the nominees as Trustee, “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014, and “FOR” the approval, by non-binding vote, of our executive compensation.

Mailing Date:	The Notice of Internet Availability of Proxy Materials is being mailed to you on or about April 21, 2014, and this Notice of 2014 Annual Meeting of Shareholders, the Proxy Statement, the 2013 Annual Report to Security Holders, and the proxy card or voting instruction form are accessible to you online at www.proxyvote.com. Hard copies of the proxy materials will be mailed to you upon your request.

By Order of the Board of Trustees,

JEFFREY P. GROGIN Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 4, 2014:

The Notice of 2014 Annual Meeting of Shareholders, Proxy Statement and Annual Report on Form 10-K
and the means to vote by Internet are available at www.proxyvote.com.

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PENNYMAC MORTGAGE INVESTMENT TRUST
6101 CONDOR DRIVE
MOORPARK, CALIFORNIA 93021

______________________

2014 Annual Meeting of Shareholders

______________________

PROXY STATEMENT

PennyMac Mortgage Investment Trust (“we,” “our,” “us” or the “Company”) is furnishing this Proxy Statement in connection with our solicitation of proxies to be voted at our 2014 Annual Meeting of Shareholders (the “Meeting”). We will hold the Meeting at our corporate offices located at 5898 Condor Drive, Moorpark, California 93021, on Wednesday, June 4, 2014 at 10:15 a.m. Pacific time, subject to any postponements or adjournments thereof. We are delivering this Proxy Statement and the proxy card to our shareholders commencing on or about April 21, 2014.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What am I voting on?

You will be entitled to vote on the following scheduled proposals at the Meeting:

•	The election of three (3) Trustees, Preston DuFauchard, Nancy McAllister and Stacey D. Stewart, each for a term expiring at the 2017 annual meeting of shareholders;

•	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

•	The approval, by non-binding vote, of our executive compensation.

How does our Board of Trustees recommend that I vote on these proposals?

Our Board of Trustees (the “Board”) recommends that you vote “FOR” the election of each of the nominees as Trustees, “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014, and “FOR” the approval, by non-binding vote, of our executive compensation.

Who can attend the Meeting?

Our Board has set April 7, 2014 as the record date for the Meeting. If you were the shareholder of record as of the close of business on the record date, you are entitled to attend the Meeting, although seating is limited. If you plan to attend, please check the appropriate box on your proxy card and return it as directed on the proxy card.

If you hold your common shares through a broker and you would like to attend, please either (1) write us at Investor Relations, PennyMac Mortgage Investment Trust, 6101 Condor Drive, Moorpark, California 93021, (2) email us at investorrelations@pnmac.com, or (3) bring to the Meeting a copy of your brokerage account statement or an omnibus proxy (which you can get from your broker).

In addition, you must bring valid, government-issued photo identification, such as a driver’s license or a passport. No cameras or recording devices of any kind, or signs, placards, banners or similar materials, may be brought into the Meeting. Anyone who refuses to comply with these requirements will not be admitted.

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Who is entitled to vote at the Meeting?

Each shareholder of record on the record date is entitled to notice of, and to vote at, the Meeting and any adjournments thereof. As of the record date, 73,989,941 common shares were issued and outstanding. If you were the shareholder of record of our common shares at the close of business on the record date, you may vote at the Meeting. You are entitled to one vote on each proposal for each common share you held on the record date.

How many shares must be present to hold the Meeting?

The presence of a majority of the shares entitled to vote constitutes a quorum, which is required in order to hold the Meeting and conduct business. Since there were 73,989,941 eligible votes as of the record date, we will need at least 36,994,971 votes present in person or by proxy at the Meeting for a quorum to exist. If a quorum is not present at the Meeting, we expect that the Meeting will be adjourned to solicit additional proxies.

What shareholder approvals are required to approve the proposals?

Trustees will be elected by a plurality of the votes cast by the holders of our common shares voting in person or by proxy at the Meeting. Ratification of the appointment of our independent registered public accounting firm and approval, by non-binding vote, of our executive compensation will require the affirmative vote of a majority of the votes cast by the holders of our common shares voting in person or by proxy at the Meeting.

How will voting on any other business be conducted?

Other than the three proposals described in this Proxy Statement, we know of no other business to be considered at the Meeting. If any other matters are properly presented at the Meeting, your signed proxy card or Internet or telephonic voting instructions will authorize Stanford L. Kurland, our Chairman of the Board and Chief Executive Officer, and Jeffrey P. Grogin, our Secretary, to vote on those matters according to their best judgment.

How do I vote my shares as a shareholder of record?

If you are a shareholder of record, you may vote as instructed on the proxy card by using one of the following methods:

•	By Mail. If you received a printed copy of the proxy materials, please mark your selections on, and sign and date, the printed proxy card, and return the proxy card by mail in the postage-paid envelope provided.

•	By Internet. To vote by Internet, go to www.proxyvote.com and follow the instructions at that web site. Internet voting is available 24 hours a day, although your vote by Internet must be received by 11:59 p.m. Eastern Time, June 3, 2014. If you vote by Internet, do not return your proxy card or voting instruction card. If you are a registered shareholder, you will need to have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. If you hold your shares in “street name,” please refer to the Notice of Internet Availability of Proxy Materials or voting instruction card provided to you by your broker, bank or other holder of record for Internet voting instructions.

•	By Telephone. To vote by telephone, registered shareholders should dial 800-690-6903 and follow the recorded instructions. Telephone voting is available 24 hours a day, although your vote by phone must be received by 11:59 p.m. Eastern Time, June 3, 2014. You will need the control number found either on the Notice of Internet Availability of Proxy Materials or on the proxy card if you are receiving a printed copy of these materials. If you vote by telephone, do not return your proxy card or voting instruction card. If you are a registered shareholder, you will need to have your proxy card in hand when you call and then follow the instructions. If you hold your shares in “street name,” please refer to the Notice of Internet Availability of Proxy Materials or voting instruction card provided to you by your broker, bank or other holder of record for telephone voting instructions.

•	In Person. If you attend the Meeting and plan to vote in person, you will be provided with a ballot at the Meeting. If your shares are registered directly in your name, you are considered the shareholder of record and you have the right to vote in person at the Meeting. If your shares are held in “street name” and you wish to vote at the Meeting, you must request a legal proxy by following the instructions at www.proxyvote.com. Whether you are a shareholder of record or your shares are held in “street name,” you must bring valid, government-issued photo identification to gain admission to the Meeting.

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If you vote prior to the Meeting, it will assure that your vote is counted. Whether you vote by mail, by Internet, by telephone or in person at the Meeting, the proxies identified will vote the shares as to which you are the shareholder of record in accordance with your instructions. If a printed proxy card is signed and returned and no instructions are marked, the shares will be voted as recommended by our Board in this Proxy Statement.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares.

If my broker holds my shares in “street name,” how do I vote my shares?

If you own your shares in “street name,” you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has provided a voting instruction form for you to use in directing the broker or nominee how to vote your shares. Please follow the instructions provided on such voting instruction form.

How do I vote my shares in person at the Meeting?

If you are a shareholder of record, to vote your shares at the Meeting you should bring the proxy card and valid government-issued photo identification. If you own your shares in “street name,” to vote your shares at the Meeting you must obtain a proxy from your broker or nominee and bring that proxy to the Meeting.

Even if you plan to attend the Meeting, we encourage you to vote in advance of the Meeting, so your vote will be counted if you later decide not to attend the Meeting.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card and do not specify how you want to vote your shares, we will vote your shares as follows:

•	FOR the election of three Class II Trustees, Preston DuFauchard, Nancy McAllister and Stacey D. Stewart, each for a term expiring at the 2017 annual meeting of shareholders;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

•	FOR the approval, by non-binding vote, of our executive compensation.

May I revoke my proxy and change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote before it is taken at the Meeting by (1) delivering a written notice of revocation to the attention of our Secretary at 6101 Condor Drive, Moorpark, California 93021, (2) delivering a duly executed proxy bearing a later date, or (3) attending the Meeting and voting in person. As noted above, if you own your shares through a brokerage account or in another nominee form, you cannot vote in person at the Meeting unless you obtain a proxy from your broker or nominee and bring that proxy to the Meeting.

What does it mean if I receive more than one proxy card?

It means that your shares may be registered differently and in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 and the proposal to approve, by non-binding vote, our executive compensation. An abstention is the voluntary act of not voting by a shareholder who is present at a meeting in person or by proxy and entitled to vote.

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If you submit your proxy but abstain from voting or withhold authority to vote on one or more matters, your shares will be counted as present at the Meeting for the purpose of determining a quorum. Your shares also will be counted as present at the Meeting for the purpose of calculating the vote on the particular proposal with respect to which you abstained from voting or withheld authority to vote. However, because an abstention is not counted as a vote cast, if you abstain from voting on a proposal, your abstention will have no effect on the proposal in question.

If you hold your shares in “street name” and do not provide voting instructions to your broker or other nominee, your shares will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote under the rules of the New York Stock Exchange (“NYSE”). Under NYSE rules, brokers that hold our common shares in street name for customers that are the beneficial owners of those shares may not give a proxy to vote those shares on certain matters, including the election of our Trustees and the approval, on a non-binding basis, of our executive compensation, without specific instructions from those customers. When a broker lacks authority to vote under these circumstances, this is referred to as a “broker non-vote.” Broker non-votes will be counted as present at the Meeting for the purpose of determining a quorum but will not be considered votes cast and, accordingly, will have no effect on any proposal to be considered at the Meeting.

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc. will count the votes for shares held in “street name” and the votes of shareholders of record. Representatives of the Company will serve as the Inspector of Elections.

How will we solicit proxies for the Meeting?

We are soliciting proxies from our shareholders by mailing the Notice of Internet Availability of Proxy Materials and providing internet access, at www.proxyvote.com, to our Notice of 2014 Annual Meeting of Shareholders, Proxy Statement, 2013 Annual Report to Security Holders, and proxy card or voting instruction form. In addition, some of our Trustees and officers may make additional solicitations by telephone or in person.

Who bears the cost of soliciting proxies?

The Company will pay the cost of the solicitation of proxies, including preparing and mailing the Notice of Internet Availability of Proxy Materials. To the extent any of our Trustees or officers solicit proxies by telephone, facsimile transmission or other personal contact, such persons will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians who are holders of record of common shares will be requested to forward proxy soliciting materials to the beneficial owners of such shares and will be reimbursed by us for their charges and expenses in connection therewith at customary and reasonable rates.

Can I access the Company’s proxy materials and Annual Report to Security Holders electronically?

This Proxy Statement and our 2013 Annual Report to Security Holders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (“Fiscal 2013”), are available at www.proxyvote.com and in the SEC Filings section of our Investor Relations website, www.pennymac-reit.com.

Will our External Manager be present at the Meeting?

Officers of PNMAC Capital Management, LLC (“PNMAC” or our “Manager”) will be present at the Meeting.

When are shareholder proposals due for the 2015 Annual Meeting of Shareholders?

No shareholder proposals were received by us to be presented at the Meeting. We intend to hold next year’s annual meeting of shareholders on approximately the same date as the Meeting. Accordingly, if you are submitting a proposal for possible inclusion in next year’s Proxy Statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we must receive the proposal no later than December 22, 2014. If you are submitting a proposal for possible inclusion in next year’s Proxy Statement other than pursuant to Rule 14a-8 of the Exchange Act, we must receive the proposal no earlier than November 22, 2014 and no later than December 22, 2014.

Who can help answer my questions?

If you have any questions or need assistance voting your shares or if you need additional copies of this Proxy Statement or the proxy card, you should contact:

PennyMac Mortgage Investment Trust
Attention: Investor Relations
6101 Condor Drive

Moorpark, California 93021
Phone: (818) 224-7028
Email: investorrelations@pnmac.com

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OUR TRUSTEES

We have three classes of Trustees. Our Class II Trustees to be elected at this year’s Meeting will serve until our annual meeting of shareholders in 2017 and their successors have been duly elected and qualify. Our Class III Trustees will serve until our annual meeting of shareholders in 2015 and their successors have been duly elected and qualify. Our Class I Trustees will serve until our annual meeting of shareholders in 2016 and their successors have been duly elected and qualify.

The following paragraphs provide the name and age (as of April 7, 2014) of each Trustee, as well as each Trustee’s business experience over the last five years or more. Immediately following the description of each Trustee’s business experience is a description of the particular experience, skills and qualifications that were instrumental in the Nominating and Governance Committee’s determination that the Trustee should serve on our Board.

Name	Age	Position
Stanford L. Kurland	61	Chairman of the Board
David A. Spector	51	Trustee
Scott W. Carnahan	60	Trustee
Preston DuFauchard	57	Trustee
Randall D. Hadley	70	Trustee
Clay A. Halvorsen	54	Trustee
Nancy McAllister	54	Trustee
Stacey D. Stewart	50	Trustee
Frank P. Willey	60	Trustee

Trustee Nominees

Class II Trustees – Term to Expire in 2017

Preston DuFauchard. Mr. DuFauchard, age 57, has been a member of our Board since November 2012. From 2006 through December 2011, Mr. DuFauchard served as the Commissioner of the California Department of Corporations. From 1997 to 2006, Mr. DuFauchard was employed at Bank of America Corporation, a diversified financial services firm, where he held the title of Assistant General Counsel. Mr. DuFauchard holds a BA from Stanford University and a JD from the University of California, Berkeley, Boalt School of Law. We believe Mr. DuFauchard is qualified to serve on our Board because of his strong business experience and leadership as the chief executive officer of a state agency, his extensive legal and regulatory background, and his understanding of the mortgage banking business.

Nancy McAllister. Ms. McAllister, age 54, has been a member of our Board since November 2012. Ms. McAllister currently serves as a senior advisor of Star Mountain Capital, LLC and Star Mountain Stimulus Fund, L.P., private equity firms that invest in small and medium size businesses. From November 2008 through May 2011, Ms. McAllister served as a managing director in the financial institutions group of Credit Suisse Securities (USA) LLC, a diversified financial services firm. From 1991 to September 2008, Ms. McAllister was employed by Lehman Brothers, Inc., where she held a variety of executive positions, including managing director and co-head of the depository institutions and debt capital markets groups. Ms. McAllister holds a BA from the University of Virginia. We believe Ms. McAllister is qualified to serve on our Board because she is a seasoned business executive with deep knowledge of the capital markets and significant experience in financial services, including investment banking.

Stacey D. Stewart. Ms. Stewart, age 50, has been a member of our Board since August 2009. Since June 2009, Ms. Stewart has served in a variety of executive positions, including president of United States operations and executive vice president for Community Impact Leadership and Learning, at United Way Worldwide, the world’s largest charitable organization. From February 2007 to April 2009, Ms. Stewart was a senior vice president of Fannie Mae, a government-sponsored enterprise that supports liquidity and stability in the secondary mortgage market. Ms. Stewart holds an AB from Georgetown University and an MBA from the University of Michigan. We believe Ms. Stewart is qualified to serve on our Board because of her strong experience in the mortgage sector and proven leadership of charitable organizations, the primary focus of which is housing and homeownership within underprivileged communities.

Continuing Trustees

Class III Trustees – Term to Expire in 2015

Randall D. Hadley. Mr. Hadley, age 70, has been a member of our Board since August 2009. Mr. Hadley is also our Independent Lead Trustee. Mr. Hadley was a CPA and partner of Grant Thornton LLP, an accounting firm, including nine years as regional director of professional standards, before retiring in July 2003. He advised both public and private entities while at Grant Thornton LLP and provided various consulting services to the accounting firm following his retirement through July 2011. Mr. Hadley holds a BS from Wright State University. We believe Mr. Hadley is qualified to serve on our Board because he is a financial and accounting expert with over 35 years of wide-ranging accounting and auditing experience, including extensive experience in mortgage banking.

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Clay A. Halvorsen. Mr. Halvorsen, age 54, has been a member of our Board since August 2009. Mr. Halvorsen is currently senior vice president and general counsel of The Irvine Company, a diversified real estate firm, where he has served since February 2010, and he also holds the position of general counsel at Irvine Community Development Company, a residential real estate developer. From 1998 until February 2009, Mr. Halvorsen was the executive vice president, general counsel and secretary of Standard Pacific Corp., a NYSE listed homebuilding company. Mr. Halvorsen holds a BA from California State University, Northridge and a JD from the University of Southern California. We believe Mr. Halvorsen is qualified to serve on our Board because he is a longtime legal executive in the real estate, homebuilding and mortgage businesses with considerable experience advising publicly-traded institutions.

Stanford L. Kurland. Mr. Kurland, age 61, has been a member of our Board since our formation in May 2009 and has served as Chairman of the Board since July 2009. Mr. Kurland is also our Chief Executive Officer. He also has been the Chairman of the Board and Chief Executive Officer of PennyMac Financial Services, Inc., or PFSI, since its formation and the Chairman of the Board and Chief Executive Officer of Private National Mortgage Acceptance Company, LLC, or PNMAC, since founding the company in January 2008. Prior to the formation of PNMAC, Mr. Kurland served as a director and, from January 1979 to September 2006, held several executive positions, including president, chief financial officer and chief operating officer, at Countrywide Financial Corporation, or Countrywide, a diversified financial services company. Mr. Kurland holds a BS from California State University, Northridge. We believe Mr. Kurland is qualified to serve on our Board because of his experience as our Chief Executive Officer and as an accomplished financial services executive with more than 30 years of experience in the mortgage banking arena.

David A. Spector. Mr. Spector, age 51, has been a member of our Board since our formation in May 2009. Mr. Spector is also our President and Chief Operating Officer. He also has been the President and Chief Operating Officer of PFSI since its formation and the President and Chief Investment Officer of PNMAC since January 2008. Prior to joining PNMAC, Mr. Spector was co-head of global residential mortgages for Morgan Stanley, a global financial services firm, based in London. Before joining Morgan Stanley in September 2006, Mr. Spector was the senior managing director, secondary marketing, at Countrywide, where he was employed from May 1990 to August 2006. Mr. Spector holds a BA from the University of California, Los Angeles. We believe Mr. Spector is qualified to serve on our Board because of his experience as our President and Chief Operating Officer and as an experienced executive with broad mortgage banking expertise in portfolio investments, interest rate and credit risk management, and capital markets activity that includes pricing, trading and hedging.

Class I Trustees – Term to Expire in 2016

Scott W. Carnahan. Mr. Carnahan, age 60, has been a member of our Board since August 2009. Since April 2007, Mr. Carnahan has provided financial and accounting consulting services to various financial institutions. From 1992 to 1998 and from 2000 to March 2007, Mr. Carnahan was an audit and consulting partner at the professional services firm of KPMG LLP. Mr. Carnahan holds a BA and an MBA from the University of California, Irvine and is a CPA. We believe Mr. Carnahan is qualified to serve on our Board because he has both accounting and financial expertise, due to his experience at KPMG LLP, as well as a fundamental understanding of the mortgage lending business.

Frank P. Willey. Mr. Willey, age 60, has been a member of our Board since August 2009. Since February 2009, Mr. Willey has been a non-equity partner at the law firm of Hennelly & Grossfeld LLP. From 1984 to January 2009, Mr. Willey held a variety of executive positions, including president and general counsel, at Fidelity National Financial, Inc. (“Fidelity”), a provider of title insurance, specialty insurance, claims management services and information services. Mr. Willey currently serves as a director of Fidelity National Financial, Inc., where he is Vice Chairman, and Winter Sports, Inc., a ski resort operator. Mr. Willey holds a BS from LeMoyne College and a JD from Albany Law School. We believe Mr. Willey is qualified to serve on our Board because he is an experienced executive and director with a strong business and legal background in the financial services industry.

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CORPORATE GOVERNANCE, TRUSTEE INDEPENDENCE,
BOARD MEETINGS AND COMMITTEES

Corporate Governance

We believe that we have implemented effective corporate governance policies and observe good corporate governance procedures and practices. We have adopted a number of written policies, including our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, and charters for the Audit Committee, Compensation Committee, Finance Committee, Nominating and Corporate Governance Committee, and Related Party Matters Committee.

Independence of Our Trustees

The NYSE rules require that at least a majority of our Trustees be independent of our company and management. The rules also require that our Board affirmatively determine that there are no material relationships between a Trustee and us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) before such Trustee can be deemed independent. We have adopted independence standards consistent with NYSE rules and the rules of the Securities and Exchange Commission (“SEC”). Our Board has reviewed both direct and indirect transactions and relationships that each of our Trustees had or maintained with us and our management.

As a result of this review, our Board, based upon the fact that certain of our non-management Trustees do not have any material relationships with us other than as Trustees and holders of our common shares, affirmatively determined that seven of our Trustees are independent Trustees under NYSE rules. Our independent Trustees are Messrs. Carnahan, DuFauchard, Hadley, Halvorsen and Willey and Mmes. McAllister and Stewart. The Board had previously determined that Mr. Botein, who served as a Trustee until August 2013, was not an independent Trustee under the NYSE rules.

Board of Trustees Leadership Structure and Independent Lead Trustee

The positions of Chairman of the Board and Chief Executive Officer are currently held by Mr. Kurland, and we have determined not to separate the positions at this time. This determination is based, in part, on our belief that independent Trustees and management have different perspectives and roles in strategy development. Our independent Trustees bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer brings company-specific experience and expertise. We believe our Chief Executive Officer is thus better situated to serve as Chairman of the Board because he is able to utilize the in-depth focus and perspective gained in running the Company to effectively and efficiently lead our Board. As the Trustee most familiar with our business and industry, he is most capable of identifying new initiatives and businesses, strategic priorities and other critical and/or topical agenda items for discussion by our Board and then leading the discussion to ensure its proper oversight of these issues. Our Board believes that the combined role of Chairman of the Board and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and our Board, all of which are essential to effective governance.

This determination is also based on what we consider to be a strong governance structure already in place, including the appointment of an influential Independent Lead Trustee with a strong voice. The Independent Lead Trustee works with our Chairman of the Board and other Trustees to provide informed, independent oversight of our management and affairs. Among other things, the Independent Lead Trustee reviews and provides input on Board meeting agendas and materials, coordinates with committee chairs to ensure the committees are fulfilling the responsibilities set forth in their respective charters, serves as the principal liaison between our Chairman of the Board and the independent Trustees, and chairs an executive session of the independent Trustees at each regularly scheduled Board meeting. Earlier this year, our Board re-appointed Mr. Hadley as Independent Lead Trustee for a second three (3) year term that expires in February 2017.

Together, our Chairman of the Board and the Independent Lead Trustee provide leadership to our Board and work with our Board to define its structure and activities in the fulfillment of its responsibilities.

Risk Oversight

Our Board and its committees oversee our risk management process, while supporting organizational objectives, improving long-term organizational performance and creating shareholder value. A fundamental part of risk management oversight is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board in our business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company. While our Board has the ultimate oversight responsibility for the risk management process, particularly with respect to credit risk, interest rate risk, market risk and other risks specific to the mortgage and REIT industries, the committees of our Board also share responsibility for overseeing risk management. For example, the Audit Committee focuses on financial and accounting risk, including internal controls, and receives an annual risk assessment report from our internal auditors. The Finance Committee focuses on risks relating to the Company’s liquidity and capital resources. The Nominating and Corporate Governance Committee focuses on risks associated with proper board governance, including the independence of our Trustees. The Related Party Matters Committee focuses on risks arising out of potential conflicts of interest between the Company and our Manager and Servicer. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about the nature of all such risks.

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Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, which sets forth the basic principles and guidelines for resolving various legal and ethical questions that may arise in the workplace and in the conduct of our business. This code is applicable to all of our officers and Trustees, as well as to the employees, officers and directors of our Manager and PennyMac Loan Services, LLC (our “Servicer”) when such individuals are acting for or on our behalf.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines which, in conjunction with the charters and key practices of the committees of our Board, provide the framework for the governance of our company.

Committee Charters

Our Audit Committee, Compensation Committee, Finance Committee, Nominating and Corporate Governance Committee, and Related Party Matters Committee have also adopted written charters that govern their conduct.

Where You Can Find These Documents

Our Code of Business Conduct and Ethics, Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter, Finance Committee Charter, Nominating and Corporate Governance Committee Charter and Related Party Matters Committee Charter are available in the Corporate Governance section of our website, www.pennymac-reit.com. We will provide copies of these documents free of charge to any shareholder who sends a written request to Investor Relations, PennyMac Mortgage Investment Trust, 6101 Condor Drive, Moorpark, California 93021.

Board of Trustees Committees

Audit Committee

Our Board has established an Audit Committee, which is comprised of three independent Trustees, Messrs. Carnahan, DuFauchard and Hadley. Mr. Hadley chairs the Audit Committee, and he and Mr. Carnahan each serve as an “audit committee financial expert,” as that term is defined by the SEC. Each of the members of the Audit Committee is “financially literate” under the rules of the NYSE. The Audit Committee assists our Board in overseeing:

o	our accounting and financial reporting processes;

o	the integrity and audits of our financial statements;

o	our internal control function;

o	our compliance with related legal and regulatory requirements;

o	the qualifications and independence of our independent registered public accounting firm; and

o	the performance of our independent registered public accounting firm and our internal auditors.

The Audit Committee is also responsible for the engagement, retention and compensation of our independent registered public accounting firm, reviewing with our independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by our independent registered public accounting firm, considering the range of audit and permissible non-audit fees, and reviewing the adequacy of our internal accounting controls.

Our Board has determined that all of the Trustees serving on the Audit Committee are independent under the current NYSE independence requirements and SEC rules. The activities of the Audit Committee are described in greater detail below under the caption “Report of the Audit Committee.”

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Compensation Committee

Our Board has established a Compensation Committee, which is comprised of three independent Trustees, Mmes. McAllister and Stewart and Mr. Willey. Mr. Willey chairs the Compensation Committee, the principal functions of which are to:

o	evaluate the performance of our Chief Executive Officer and other executive officers;

o	adopt and administer the compensation policies, plans and benefit programs for our executive officers and all other members of our executive team;

o	recommend to the Board the compensation for our independent Trustees; and

o	administer the issuance of any securities under the PennyMac Mortgage Investment Trust 2009 Equity Incentive Plan (the “2009 Equity Incentive Plan”).

Our Board has determined that all of the Trustees serving on the Compensation Committee are independent under the current NYSE independence requirements and SEC rules. For additional information on the Compensation Committee, please see the section below entitled “Report of the Compensation Committee.”

Finance Committee

Our Board has established a Finance Committee, which is comprised of Messrs. DuFauchard and Carnahan and Ms. McAllister. Ms. McAllister chairs the Finance Committee, the principal function of which is to oversee the financial objectives, policies, procedures and activities of the Company, including a review of the Company’s capital structure, source of funds, liquidity and financial position. In connection with these responsibilities, the Finance Committee reviews the Company’s capital raising initiatives and monitors its liquidity management.

Nominating and Corporate Governance Committee

Our Board has established a Nominating and Corporate Governance Committee, which is comprised of three independent Trustees, Messrs. Halvorsen and Willey and Ms. Stewart. Ms. Stewart chairs the Nominating and Corporate Governance Committee, which is responsible for seeking, considering and recommending to the full Board qualified candidates for election as Trustees and then recommending nominees for election as Trustees at the annual meeting of shareholders. It also periodically prepares and submits to our Board for adoption the Nominating and Corporate Governance Committee’s selection criteria for Trustee nominees. It reviews and makes recommendations on matters involving the general operation of our Board and our corporate governance, and annually recommends to our Board nominees for each of its committees. In addition, the Nominating and Corporate Governance Committee is responsible for annually facilitating the assessment of the performance of the individual committees and our Board as a whole and reporting thereon to our Board.

The Nominating and Corporate Governance Committee is responsible for developing the general criteria, subject to approval by the full Board, for use in identifying, evaluating and selecting qualified candidates for election or re-election to our Board. The Nominating and Corporate Governance Committee periodically reviews with our Board the appropriate skills and characteristics required of Board members in the context of the current make up of our Board. Final approval of Trustee candidates is determined by the full Board, and invitations to join our Board are extended by our Chairman of the Board on behalf of the entire Board.

The Nominating and Corporate Governance Committee, in accordance with our Corporate Governance Guidelines, seeks to create a board that is strong in its collective knowledge and has skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, risk management, corporate governance, and knowledge of the mortgage industry and the global markets. The Nominating and Corporate Governance Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience, and differences in viewpoints and skills. We do not have a formal policy with respect to diversity; however, our Board and Nominating and Corporate Governance Committee believe that it is essential that our Trustees represent diverse viewpoints and backgrounds. In considering candidates for our Board, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards and in light of the needs of our Board and the Company at that time, given the then current mix of Trustee attributes. The Nominating and Corporate Governance Committee also considers a candidate’s accessibility and availability to serve effectively on our Board, and it conducts inquiries into the background and qualifications of potential candidates. With respect to the nomination of continuing Trustees for re-election, the individual’s past contributions to our Board are also considered.

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for Trustee. The Nominating and Corporate Governance Committee assesses the appropriate size of our Board and whether any vacancies on our Board are expected due to retirement or otherwise. In the event that a vacancy is anticipated, or otherwise arises, the Nominating and Corporate Governance Committee considers whether to fill any such vacancy and, if so, identifies various potential candidates for Trustee. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on our Board.

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Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of our Board, professional search firms or other persons. The Nominating and Corporate Governance Committee will also consider recommendations for nominees properly submitted by our shareholders. These recommendations should be submitted in writing to our Secretary at our principal executive offices located at 6101 Condor Drive, Moorpark, California 93021. If any materials are provided by a shareholder in connection with a recommendation for a Trustee nominee, such materials are forwarded to the Nominating and Corporate Governance Committee. Following verification of the shareholder status of persons proposing candidates, recommendations are aggregated and considered by the Nominating and Corporate Governance Committee at its next regularly scheduled or special meeting. Mr. DuFauchard was referred to the Nominating and Corporate Governance Committee by one of our executive officers prior to his appointment in 2012. Ms. McAllister was referred to the Nominating and Corporate Governance Committee by our Chairman of the Board and Chief Executive Officer prior to her appointment in 2012.

Our Board has determined that all of the Trustees serving on the Nominating and Corporate Governance Committee are independent under the current NYSE independence requirements and SEC rules.

Related Party Matters Committee

Our Board has established a Related Party Matters Committee, which is comprised of Messrs. Carnahan, Hadley, Halvorsen and Willey. Mr. Carnahan chairs the Related Party Matters Committee, the principal function of which is to review and approve certain transactions, and resolve other potential conflicts of interest, between the Company and any of our subsidiaries, on the one hand, and our Manager, Servicer and their affiliates, on the other hand. Among other matters, the Related Party Matters Committee reviews and approves our material agreements with our Manager and Servicer, including our management agreement, our servicing agreement and our mortgage banking and warehouse services agreement (“MBWS agreement”), and any amendments of or extensions to such agreements.

Our Board has determined that all of the Trustees serving on the Related Party Matters Committee are independent under the current NYSE independence requirements and SEC rules.

Ad Hoc Committees

In addition to the standing committees described above, our Board may also establish ad hoc committees for limited periods of time in order to address particular matters. In 2013, our Board established a Demand Evaluation Committee, which is comprised solely of independent Trustees. The purpose of the Demand Evaluation Committee is to review and evaluate requests for information, inspection and other demands, and any allegations or claims that may arise in connection with shareholder letters received from time to time, and to also make findings and recommendations to the Board regarding its proposed responses to such letters. The current members of the Demand Evaluation Committee are Mr. DuFauchard, who serves as the chair, and Mmes. McAllister and Stewart.

Communications with our Board of Trustees

Interested persons may communicate their concerns by sending written communications to the Board, committees of the Board and individual Trustees (including our Independent Lead Trustee or the independent/non-management Trustees as a group) by mailing those communications to:

Specified Addressee
c/o PennyMac Mortgage Investment Trust
6101 Condor Drive

Moorpark, California 93021
Email: investorrelations@pnmac.com
Attention: Investor Relations

These communications are sent by us directly to the specified addressee.

Attendance by Members of our Board of Trustees at the 2013 Annual Meeting of Shareholders

We require each member of the Board to attend our annual meeting of shareholders except for absences due to causes beyond the reasonable control of the Trustee. All current members of our Board attended or otherwise participated in the 2013 Annual Meeting of Shareholders.

Board of Trustees and Committee Meetings

During Fiscal 2013, our Board held 12 meetings. During such period, the Audit Committee held ten meetings, the Compensation Committee held two meetings, the Finance Committee held four meetings, the Nominating and Corporate Governance Committee held four meetings, and the Related Party Matters Committee held thirteen meetings. All Trustees are expected to make every effort to attend all meetings of the Board and meetings of the committees of which they are members. Each Trustee attended at least 75% of the aggregate number of meetings held in Fiscal 2013 by our Board and each committee on which such Trustee served.

Meetings of Non-Management and Independent Trustees

Our Corporate Governance Guidelines require that our Board hold at least four regularly scheduled meetings each year and that our independent Trustees meet in executive session without management on a regularly scheduled basis. These meetings, which are designed to promote unfettered discussions among our independent Trustees, are presided over by the Independent Lead Trustee, Mr. Hadley. During Fiscal 2013, our non-management Trustees held twelve meetings in executive session, five of which were comprised solely of independent Trustees.

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OUR EXECUTIVE OFFICERS

The following sets forth certain information with respect to our executive officers:

Name	Age	Position Held with the Company
Stanford L. Kurland	61	Chairman of the Board and Chief Executive Officer
David A. Spector	51	Trustee, President and Chief Operating Officer
Steve Bailey	52	Chief Mortgage Operations Officer
Andrew S. Chang	36	Chief Business Development Officer
Vandad Fartaj	39	Chief Investment Officer
Jeffrey P. Grogin	53	Chief Administrative and Legal Officer, and Secretary
Doug Jones	57	Chief Correspondent Lending Officer
Anne D. McCallion	59	Chief Financial Officer
Daniel S. Perotti	33	Chief Asset and Liability Management Officer
David M. Walker	58	Chief Credit and Enterprise Risk Officer

Biographical information for Messrs. Kurland and Spector is provided above under the caption “Our Trustees.” Certain biographical information for the other executive officers is set forth below.

Steve Bailey. Mr. Bailey has been our Chief Mortgage Operations Officer since November 2013 and, prior thereto, served as our Chief Servicing Officer from February 2012. Mr. Bailey also has served as Chief Servicing Officer of PNMAC since April 2010. Mr. Bailey is responsible for overseeing the servicing of our portfolio of mortgage loans and real estate acquired upon settlement of loans, including the implementation of the methods and programs directed at improving the value of acquired loans, as well as setting and managing performance goals for all aspects of the servicing and loan administration functions. Prior to joining PNMAC, Mr. Bailey served in a variety of executive and leadership positions within Countrywide (and Bank of America Corporation, as its successor) from May 1985 until February 2010. Mr. Bailey is a seasoned mortgage executive with deep experience in loan servicing and administration.

Andrew S. Chang. Mr. Chang has been our Chief Business Development Officer since our formation in May 2009. Mr. Chang also has served as Chief Business Development Officer of PNMAC since May 2008. Mr. Chang is responsible for our corporate development, portfolio acquisitions, and investor relations activities. Prior to joining PNMAC, from June 2005 to May 2008, Mr. Chang was a director at BlackRock, Inc., or BlackRock, a global investment manager, and a senior member in its advisory services practice, specializing in financial strategy and risk management for banks and mortgage companies. Mr. Chang is an experienced financial services executive with a strong background in corporate finance and mortgage banking.

Vandad Fartaj. Mr. Fartaj has been our Chief Investment Officer since March 2010 and holds the title of Chief Capital Markets Officer of PNMAC, where he has served since April 2008. Mr. Fartaj is responsible for all capital markets and investment-related activities, including asset valuation, trading, hedging, secondary marketing, and risk management. Prior to joining PNMAC, he was employed in a variety of positions, including vice president, whole loan trading, at Countrywide Securities Corporation, a broker-dealer, where he was employed from November 1999 to April 2008. Mr. Fartaj has substantial experience in the capital markets, mortgage-related investments, and interest rate risk and credit risk management.

Jeffrey P. Grogin. Mr. Grogin has been our Chief Administrative and Legal Officer, and Secretary since February 2012, and he previously served as our Chief Legal Officer and Secretary from our formation in May 2009. Mr. Grogin also has served as the Chief Administrative and Legal Officer, and Secretary of PNMAC since its formation in January 2008. Mr. Grogin is responsible for overseeing our legal management and affairs, administration and human resources. Mr. Grogin is an owner of Snood, LLC, a computer games publisher, where he has served as president since 1999. Mr. Grogin has significant experience in real estate, mergers and acquisitions, securities, and mortgage banking law.

Doug Jones. Mr. Jones has been our Chief Correspondent Lending Officer since June 2011 and also has been the Chief Correspondent Lending Officer of PNMAC since June 2011. Mr. Jones is responsible for all business activities and production within our correspondent lending segment. Prior to joining PNMAC, Mr. Jones was the senior managing director, correspondent lending at Countrywide (and Bank of America Corporation, as its successor) from 1997 until 2011, where he was responsible for managing and overseeing Countrywide’s correspondent and warehouse lending operations. Mr. Jones is an experienced mortgage banking executive with significant experience in the correspondent lending and warehouse lending businesses.

Anne D. McCallion. Ms. McCallion has been our Chief Financial Officer since our formation in May 2009 and also has been the Chief Financial Officer of PNMAC since May 2009. Ms. McCallion is responsible for overseeing our financial management, reporting and controls, and tax management. Prior to joining PNMAC, Ms. McCallion was employed by Countrywide (and Bank of America Corporation, as its successor), where she worked in a variety of executive positions, including deputy chief financial officer and senior managing director, finance, from 1991 to 2008. From January 2009 to March 2009, Ms. McCallion was an independent financial consultant. Ms. McCallion is a seasoned finance and accounting executive with considerable experience in the financial services industry and, more specifically, the mortgage banking sector.

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Daniel S. Perotti. Mr. Perotti has been our Chief Asset and Liability Management Officer since November 2013 and holds the same title at PNMAC, where he has served since June 2008. Prior thereto, Mr. Perotti served as PNMAC’s Managing Director of Financial Analysis and Valuation from July 2010 until November 2013. Mr. Perotti is responsible for oversight of balance sheets, analysis of realized and projected financial performance, and valuation of investment assets for our Company and certain affiliates. Prior to joining PNMAC in June 2008, Mr. Perotti was a vice president at BlackRock and served as the head of the Quantitative Research Team within its BlackRock Solutions business. Mr. Perotti has substantial experience in asset and liability management, financial analysis and valuation of assets.

David M. Walker. Mr. Walker has been our Chief Credit and Enterprise Risk Officer since May 2013. Prior thereto, Mr. Walker served as our Chief Credit Officer from our formation in May 2009. Mr. Walker has also served as Chief Operating Officer and Chief Credit and Enterprise Risk Officer at PNMAC since June 2011 and previously as PNMAC’s Chief Credit Officer since its formation in January 2008. Mr. Walker is responsible for credit policy, underwriting, mortgage compliance, internal audit and technology. From June 2002 to April 2007, Mr. Walker served in a variety of executive positions at Countrywide, including Executive Vice President of Secondary Marketing and Managing Director and Chief Credit Officer. Mr. Walker is a seasoned financial services executive with significant experience in credit risk management.

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SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information as of April 7, 2014, the record date, relating to the beneficial ownership of our common shares by (i) each of our named executive officers, Trustees and Trustee nominees, and (ii) all of our executive officers and Trustees as a group. Unless otherwise indicated, all shares are owned directly, and the indicated person has sole voting and investment power.

	Total Shares Beneficially Owned (1)
Trustees and Named Executive Officers	Number		Percentage
Stanford L. Kurland	465,040	(2)(3)	*
David A. Spector	143,186		*
Scott W. Carnahan	31,644		*
Preston DuFauchard	3,477		*
Randall D. Hadley	11,393	(4)	*
Clay A. Halvorsen	7,393		*
Nancy McAllister	3,477		*
Stacey D. Stewart	6,291		*
Frank P. Willey	47,393		*
Anne D. McCallion	51,500		*
Steve Bailey	7,000		*
Andrew S. Chang	33,950		*
Vandad Fartaj	37,312		*
Jeffrey Grogin	30,375		*
Doug Jones	31,250		*
David M. Walker	37,968		*
All Trustees, Trustee nominees and executive officers as a group (17 persons)	963,474		1.30%

——————

*	Represents less than 1.0% of the common shares outstanding as of the record date.

(1)	Based on 73,989,941 common shares outstanding as of the record date on a fully diluted basis. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. A person is deemed to be the beneficial owner of any common shares if that person has or shares voting power or investment power with respect to those shares or has the right to acquire beneficial ownership at any time within 60 days of the record date. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. None of the shares has been pledged as security.

(2)	Includes 157,290 common shares owned by the Kurland Revocable Trust.

(3)	Includes 6,000 common shares owned by the Kurland Family Foundation, as to which Mr. Kurland disclaims any beneficial interest.

(4)	Includes 8,000 common shares owned by the Randall and Maureen Hadley Family 2001 Trust.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information relating to the beneficial ownership of our common shares by each person or entity known to the Company to be the beneficial owner of more than five percent of our common shares, based on our review of publicly available statements of beneficial ownership filed with the SEC on Schedules 13D and 13G as of April 7, 2014.

Name and Address of Beneficial Owner	Number of Shares Owned	Percentage of Class (1)
BlackRock, Inc. (2) 40 East 52nd Street New York, New York 10022	4,271,011	5.77%
The Vanguard Group, Inc.(3) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	3,689,354	4.99%

——————

(1)	The “Percentage of Class” reported in this column has been calculated based upon 73,989,941 common shares outstanding as of the record date, and may differ from the “Percentage of Class” reported in statements of beneficial ownership filed with the SEC.

(2)	As reported in an Amendment No. 3 to Schedule 13G filed with the SEC on February 28, 2014 by BlackRock, Inc. (“BlackRock”). In the Schedule 13G Amendment, BlackRock disclosed that it has the sole voting power over 4,137,468 shares and sole dispositive power over 4,271,011 shares as of December 31, 2013.

(3)	As reported in a Schedule 13G filed with the SEC on February 11, 2014 by The Vanguard Group, Inc. (“Vanguard”). In the Schedule 13G, Vanguard disclosed that it has the sole voting power over 105,695 shares, sole dispositive power over 3,588,759 shares and shared dispositive power over 100,595 shares as of December 31, 2013.

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COMPENSATION OF TRUSTEES

Non-Management Trustee Compensation

The following table summarizes the annual retainer fees paid to our non-management Trustees during Fiscal 2013:

Base Annual Retainer, all non-management Trustees	$65,000
Base Annual Retainer, Independent Lead Trustee	$20,000
Base Annual Retainer, all non-management committee members:
Audit Committee	$7,750
Compensation Committee	$7,750
Nominating and Governance Committee	$5,750
Related Party Matters Committee	$5,750
Finance Committee	$7,750
Additional Annual Retainer, all committee chairs:
Audit Committee	$10,750
Compensation Committee	$10,750
Nominating and Governance Committee	$7,750
Related Party Matters Committee	$7,750
Finance Committee	$10,750

In addition to the standing committees described above, we also paid $12,000 as an additional monthly retainer to the chair of the Demand Evaluation Committee and $7,000 as an additional monthly retainer to the members of the Demand Evaluation Committee.

During 2014, the Board adopted a policy whereby non-management Trustee fees may be paid in cash or common shares at the election of each non-management Trustee. The number of common shares delivered in lieu of any cash payment of Trustee fees shall be equivalent in value to the amount of forgone Trustee fees divided by the fair market value (as defined in our 2009 Equity Incentive Plan) of the common shares on the day on which the Trustee fees otherwise would have been paid in cash to the Trustee, rounded down to the nearest whole share. Further, all members of our Board will be reimbursed for their reasonable out of pocket costs and expenses in attending all meetings of our Board and its committees and certain other Company-related functions.

Our Trustees also are eligible to receive certain types of equity-based awards under our 2009 Equity Incentive Plan. During Fiscal 2013, each of Messrs. Botein, Carnahan, DuFauchard, Hadley, Halvorsen, and Willey and Mmes. McAllister and Stewart received a grant of 3,681 restricted share units, or RSUs, which vest in three (3) equal annual installments beginning on the one (1) year anniversary of the date of the grant, May 15, 2013, and entitle the recipient thereof to receive dividend equivalents during the vesting period.

Our 2009 Equity Incentive Plan also provides that any independent Trustee newly elected or appointed to our Board will receive a one-time grant of 2,250 RSUs on the date of election or appointment, which shares will vest in full on the one-year anniversary of the date of grant. Such RSUs do not entitle the recipient thereof to receive dividend equivalents during the vesting period.

Prior to vesting, an RSU is generally subject to forfeiture upon termination of service to us. Upon a change in control (as defined in our 2009 Equity Incentive Plan) or upon termination of our management agreement other than for cause (as defined in our management agreement), any RSU not previously vested shall become fully vested and will be settled in our common shares.

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2013 Trustee Compensation Table

The table below summarizes the compensation earned by each non-management Trustee who served on our Board for Fiscal 2013.

Name(1)	Fees Earned or Paid in Cash ($)(2)		Stock Awards ($)(4)	Total ($)
Matthew Botein	–	(3)	86,982	86,982
Scott W. Carnahan	85,459		86,982	172,441
Preston DuFauchard	128,779		86,982	215,761
Randall D. Hadley	104,483		86,982	191,465
Clay A. Halvorsen	83,426		86,982	170,408
Nancy McAllister	117,153		86,982	204,135
Stacey D. Stewart	112,993		86,982	199,975
Frank P. Willey	90,956		86,982	177,938

——————

(1)	Mr. Kurland, our Chairman of the Board and Chief Executive Officer, and Mr. Spector, a Trustee and our President and Chief Operating Officer, are not included in this table as they are officers of the Company and thus receive no compensation for their services as Trustees. Messrs. Kurland and Spector received compensation as officers of the Company for Fiscal 2013 as shown in the “2013 Summary Compensation Table.” Mr. Botein resigned from our Board, effective August 13, 2013.

(2)	Reflects fees earned by the Trustee in Fiscal 2013, whether or not paid in such year.

(3)	Mr. Botein received no fees other than equity-based awards for his services as a Trustee in Fiscal 2013.

(4)	Reflects the full grant date fair value, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC TOPIC 718”), of RSUs granted to each of the independent Trustees on May 15, 2013. For more information on the assumptions used in our estimates of value, please refer to Note 33 – Share-Based Compensation Plans in our Annual Report on Form 10-K, filed on February 28, 2014. As of December 31, 2013, each of our Trustees held an aggregate number of RSUs in the following amounts: Ms. Stewart and Messrs. Carnahan, Hadley, Halvorsen and Willey - 6,098; and Ms. McAllister and Mr. DuFauchard - 3,681.

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EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to our Board of Trustees that the Compensation Discussion and Analysis be included in this Proxy Statement and our Annual Report on Form 10-K.

The Compensation Committee

Frank P. Willey, Chairman Nancy McAllister Stacey D. Stewart

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis describes our compensation program, objectives and policies for our Chief Executive Officer, our Chief Financial Officer and our other most highly-compensated executive officers as of December 31, 2013 that are required to be reported as named executive officers in accordance with the SEC compensation disclosure rules (collectively, the “named executive officers”).

Overview of Compensation Program and Philosophy

We have no employees. We are externally managed by PNMAC pursuant to our management agreement. All of our named executive officers are also officers of PFSI. We have not paid, and do not intend to pay, any salaries or bonuses to our named executive officers. We do not provide our named executive officers with pension benefits, perquisites or other personal benefits. We have no arrangements to make cash payments to our named executive officers upon their termination from service as our officers. While we do not pay our named executive officers any cash compensation, the Compensation Committee may grant our named executive officers equity-based awards intended to align their interests with the interests of our shareholders.

Following our 2013 Annual Meeting, we considered the advisory (non-binding) vote to approve our executive compensation when reviewing our compensation program, policies and decisions. Of those shareholders voting for or against the proposal to approve (by non-binding vote) our executive compensation as described in our 2013 proxy statement, an overwhelming majority of such shareholders, approximately 96%, voted to approve our executive compensation as described in our 2013 proxy statement. We consider this vote as supportive of our executive compensation and, accordingly, have not made any changes in response thereto.

Cash and Other Compensation

We do not pay or accrue any salaries or bonuses to our named executive officers.

Equity-Based Compensation

The Compensation Committee may, from time to time pursuant to our 2009 Equity Incentive Plan, grant our named executive officers certain equity-based awards, including options, restricted shares, RSUs, unrestricted shares, LTIP units (a special class of partnership interests in PennyMac Operating Partnership, L.P., which we refer to as our Operating Partnership) and other awards based on our shares. These awards are designed to align the interests of our named executive officers with those of our shareholders, by allowing our named executive officers to share in the creation of value for our shareholders through capital appreciation and dividends. These equity awards are generally subject to vesting requirements over a number of years, and are designed to promote the retention of management and to achieve strong performance for the Company. These awards provide a further benefit to us by enabling our Manager and Servicer to attract, motivate and retain talented individuals.

We believe our compensation policies are particularly appropriate since we are an externally managed REIT. REIT regulations require us to pay at least 90% of our taxable income to shareholders as dividends. As a result, we believe that our shareholders are principally interested in receiving attractive risk-adjusted dividends and growth in dividends and book value. Accordingly, we want to provide an incentive to our named executive officers that rewards success in achieving these goals. Since we generally do not have the ability to retain earnings, we believe that equity-based awards serve to align the interests of named executive officers with the interests of our shareholders in receiving attractive risk-adjusted dividends and growth. Additionally, we believe that equity-based awards are consistent with our shareholders’ interest in book value growth as these individuals will be incentivized to grow book value for shareholders over time. We believe that this alignment of interests provides an incentive to our named executive officers to implement strategies that will enhance our long-term performance and promote growth in dividends and growth in book value.

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The Compensation Committee does not use a specific formula to calculate the number of equity awards and other rights awarded to named executive officers under our 2009 Equity Incentive Plan. The Compensation Committee does not explicitly set future award levels/opportunities on the basis of what the named executive officers earned from prior awards. While the Compensation Committee will take past awards into account, it will not solely base future awards in view of those past awards. Generally, in determining the specific amounts to be granted to an individual, the Compensation Committee will take into account factors such as our performance, the individual’s position, his or her contribution to our performance, and general market practices, as well as the recommendations of our Manager.

2013 Restricted Share Unit Grants

We granted our named executive officers RSUs under our 2009 Equity Incentive Plan on May 14, 2013 in the following amounts: Mr. Kurland, 70,000 RSUs; Mr. Spector, 48,000 share units; Ms. McCallion, 16,000 RSUs; and Messrs. Bailey, Chang, Fartaj, Grogin , Jones and Walker, 13,000 RSUs each. The RSUs granted to our named executive officers vest ratably over a four-year period beginning on the one-year anniversary of the grant date and entitle the recipients thereof to receive dividend equivalents during the vesting period.

Prior to vesting, an RSU is generally subject to forfeiture upon termination of service to us. Upon a change in control (as defined in our 2009 Equity Incentive Plan) or upon termination of our management agreement other than for cause (as defined in our management agreement), any RSU not previously vested shall become fully vested and will be settled in our common shares.

In determining the number of RSUs granted in Fiscal 2013, we considered, among other factors, the recommendations of our Manager and the report of Mercer (US), Inc., the independent compensation consultant retained by our Compensation Committee for the purpose of analyzing our executive compensation policies and practices and our proposed awards under our 2009 Equity Incentive Plan. The consultant considered a variety of factors, including the Company’s size and financial performance, the experience and positions of our named executive officers, and compensation provided to executive officers by our industry and sector peers.

2013 Summary Compensation Table*

We do not provide any of our named executive officers with any cash compensation or bonus, nor do we provide any named executive officers with pension benefits or nonqualified deferred compensation plans. We have not entered into any employment agreements with any person, and are not obligated to make any cash payments upon termination of employment or a change in control of us.

During Fiscal 2013, we granted to our named executive officers long-term equity compensation in the form of RSUs pursuant to our 2009 Equity Incentive Plan. The “2013 Summary Compensation Table” below lists the annual compensation for our named executive officers relating to equity awards received from us in Fiscal 2013, Fiscal 2012, and Fiscal 2011.

Name and Principal Position	Year	Stock Awards ($)(1)	Total ($)

Stanford L. Kurland Chairman of the Board and Chief Executive Officer	2013	1,679,300	1,679,300
	2012	1,867,000	1,867,000
	2011	1,789,800	1,789,800

David A. Spector Trustee, President and Chief Operating Officer	2013	1,151,520	1,151,520
	2012	1,250,890	1,250,890
	2011	1,130,400	1,130,400

Anne D. McCallion Chief Financial Officer	2013	260,000	260,000
	2012	326,725	326,725
	2011	327,659	327,659

Jeffrey Grogin (2) Chief Administrative and Legal Officer, and Secretary	2013	211,250	211,250
	2012	280,050	280,050
	2011	N/A	N/A

Steve Bailey (2) Chief Mortgage Operations Officer	2013	211,250	211,250
	2012	N/A	N/A
	2011	N/A	N/A

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Andrew S. Chang (2) Chief Business Development Officer	2013	211,250	211,250
	2012	N/A	N/A
	2011	N/A	N/A

Vandad Fartaj (2) Chief Investment Officer	2013	211,250	211,250
	2012	280,050	280,050
	2011	229,361	229,361

Doug Jones (2) Chief Correspondent Lending Officer	2013	211,250	211,250
	2012	N/A	N/A
	2011	N/A	N/A

David M. Walker Chief Credit Officer	2013	211,250	211,250
	2012	280,050	280,050
	2011	329,700	329,700

——————

*	The columns for “Salary,” “Bonus,” “Option Awards,” “Non-Equity Incentive Plan Compensation,” “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” and “All Other Compensation” have been omitted because they are not applicable.

(1)	The amounts in this column represent the full grant date fair value, as determined in accordance with FASB ASC TOPIC 718, of the RSUs granted to our named executive officers in Fiscal 2013, Fiscal 2012, and Fiscal 2011 pursuant to our 2009 Equity Incentive Plan. For more information on the assumptions used in our estimates of value, please refer to Note 33 – Share-Based Compensation Plans in our Annual Report on Form 10-K, filed with the SEC on February 28, 2014.

(2)	Mr. Grogin was not a named executive officer in Fiscal 2011. Messrs. Bailey, Chang, and Jones were not named executive officers in Fiscal 2012 and Fiscal 2011.

2013 Grants of Plan-Based Awards*

The following table provides information about our plan-based awards granted under our 2009 Equity Incentive Plan to our named executive officers in Fiscal 2013.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Equity Awards ($)(2)
Stanford L. Kurland Restricted Share Units	May 14, 2013	70,000	1,679,300
David A. Spector Restricted Share Units	May 14, 2013	48,000	1,151,520
Anne D. McCallion Restricted Share Units	May 14, 2013	16,000	260,000
Steve Bailey Restricted Share Units	May 14, 2013	13,000	211,250
Andrew S. Chang Restricted Share Units	May 14, 2013	13,000	211,250
Vandad Fartaj Restricted Share Units	May 14, 2013	13,000	211,250
Jeffrey Grogin Restricted Share Units	May 14, 2013	13,000	211,250
Doug Jones Restricted Share Units	May 14, 2013	13,000	211,250
David M. Walker Restricted Share Units	May 14, 2013	13,000	211,250

——————

*	The columns for “Estimated Future Payouts Under Non-Equity Incentive Plan Awards,” “Estimated Future Payouts Under Equity Incentive Plan Awards,” “All Other Option Awards: Number of Securities Underlying Options,” and “Exercise or Base Price of Option Awards” have been omitted because they are not applicable.

(1)	Reflects the number of RSUs granted to the named executive officer on May 14, 2013.

(2)	The grant date fair value of a RSU shown in this column is determined in accordance with FASB ASC TOPIC 718.

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2013 Outstanding Equity Awards at Fiscal Year-End*

The following table provides information about outstanding equity awards of our named executive officers as of the end of Fiscal 2013.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock Granted That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock Granted That Have Not Vested ($)(2)
Stanford L. Kurland	05/14/2013	70,000	1,607,200
	05/16/2012	75,000	1,722,000
	03/08/2011	47,500	1,090,600

David A. Spector	05/14/2013	48,000	1,102,080
	05/16/2012	50,250	1,153,740
	03/08/2011	30,000	688,800

Anne McCallion	05/14/2013	16,000	367,360
	05/16/2012	13,125	301,350
	03/08/2011	12,500	287,000

Steve Bailey	05/14/2013	13,000	298,480
	05/16/2012	11,250	258,300
	03/08/2011	–	–

Andrew S. Chang	05/14/2013	13,000	298,480
	05/16/2012	11,250	258,300
	03/08/2011	6,250	143,500

Vandad Fartaj	05/14/2013	13,000	298,480
	05/16/2012	11,250	258,300
	03/08/2011	8,750	200,900

Jeffrey P. Grogin	05/14/2013	13,000	298,480
	05/16/2012	11,250	258,300
	03/08/2011	6,250	143,500

Doug Jones	05/14/2013	13,000	298,480
	05/16/2012	11,250	258,300
	03/08/2011	–	–

David M. Walker	05/14/2013	13,000	298,480
	05/16/2012	11,250	258,300
	03/08/2011	8,750	200,900

——————

*	The columns for “Option Awards,” “Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options - Exercisable,” “Number of Securities Underlying Unexercised Options - Unexercisable,” “Option Exercise Price,” and “Option Expiration Date” have been omitted because they are not applicable.

(1)	Reflects RSUs granted to each named executive officer, which units vest in equal annual installments for a four-year period commencing on the one-year anniversary of the respective grant date.

(2)	Per share value of stock awards is $22.96 based on the closing price of the common shares on the NYSE on December 31, 2013.

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2013 Options Exercised and Stock Vested*

The following table sets forth certain information with respect to our named executive officers regarding the vesting of RSUs during Fiscal 2013:

	Stock Awards (1)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Stanford L. Kurland	68,750	1,620,788
David A. Spector	46,750	1,098,978
Anne D. McCallion	15,625	368,806
Steve Bailey	8,750	211,888
Andrew S. Chang	11,875	276,819
Vandad Fartaj	13,125	321,195
Jeffrey Grogin	11,875	276,819
Doug Jones	3,750	88,238
David M. Walker	13,125	307,731

——————

*	The columns for “Option Awards” have been omitted because they are not applicable.

(1)	If the named executive officer sold a portion of the common shares acquired upon vesting of RSUs to satisfy the tax obligation with respect to such, the number of common shares acquired is less than the amount shown. The number of common shares acquired and the value realized on vesting as reflected in this column have not been reduced to reflect the sale of common shares to satisfy the tax obligation.

(2)	Represents the product of the number of shares acquired on vesting and the closing price of the Company’s common shares on the NYSE on the vesting date.

2013 Pension Benefits

The table for “Pension Benefits” has been omitted because it is not applicable. We do not provide any of our named executive officers with any pension plans or benefits.

2013 Nonqualified Deferred Compensation

The table for “Nonqualified Deferred Compensation” has been omitted because it is not applicable. We do not provide any of our named executive officers with any nonqualified deferred compensation plans or benefits.

Potential Payments upon Termination of Employment

None of our named executive officers has the right to terminate employment and receive severance payments from us and we are not required to make payments to a named executive officer upon a change of control of us. However, all unvested RSUs we have granted under our 2009 Equity Incentive Plan will vest immediately upon our change of control (as defined in our 2009 Equity Incentive Plan) or upon the termination of our management agreement between us and our Manager other than for cause (as defined in our management agreement). Assuming that the triggering event took place on December 31, 2013, the value of the vested RSUs for each named executive officer would be the same as the respective values set forth in the table presented in the section entitled “2013 Outstanding Equity Awards at Fiscal Year-End.”

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is comprised solely of the following independent Trustees: Mr. Willey, Chairman, and Mmes. McAllister and Stewart. None of them has ever served as an officer or employee of the Company or any of our affiliates or has any other business relationship or affiliation with the Company, except his or her service as a Trustee. During Fiscal 2013, none of our executive officers served as a director or a member of the compensation committee of another entity, one of whose executive officers was a Trustee or a member of our Compensation Committee.

Compensation Risks

We believe that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. Because we have no employees, and our executive officers and other personnel who conduct our regular business are employees of our Manager or Servicer, we do not pay cash compensation to any of these officers or other personnel. Rather, we use long-term incentive compensation in the form of equity-based awards, which we issue under our 2009 Equity Incentive Plan. The long-term incentive compensation awards are designed to align the interests of our officers and service providers with those of our shareholders, all of whom will share together in the creation of value through capital appreciation and dividends. We believe that equity-based awards are consistent with our shareholders’ interest in book value growth as these individuals will be less incentivized to take short-term risk and more incentivized to grow book value for shareholders over time.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

This section discusses certain direct and indirect relationships and transactions involving us and certain persons related to us.

Management Agreement

We are externally managed and advised by our Manager pursuant to a management agreement, which was amended and restated effective February 1, 2013. Our management agreement requires our Manager to oversee our business affairs in conformity with the investment policies that are approved and monitored by our Board. Our Manager is responsible for our day-to-day management and will perform such services and activities related to our assets and operations as may be appropriate.

Pursuant to our management agreement, our Manager collects a base management fee and may collect a performance incentive fee, both payable quarterly and in arrears. The term of our management agreement expires on February 1, 2017, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement.

The base management fee is calculated as a defined annualized percentage of “shareholders’ equity.” Our “shareholders’ equity” is defined as the sum of the net proceeds from any issuances of our equity securities since our inception (weighted for the time outstanding during the measurement period); plus our retained earnings at the end of the quarter; less any amount that we pay for repurchases of our common shares (weighted for the time held during the measurement period); and excluding one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between our Manager and our independent Trustees and approval by a majority of our independent Trustees.

Pursuant to our management agreement, the base management fee is equal to the sum of (i) 1.5% per annum of shareholders’ equity up to $2 billion, (ii) 1.375% per annum of shareholders’ equity in excess of $2 billion and up to $5 billion, and (iii) 1.25% per annum of shareholders’ equity in excess of $5 billion. The base management fee is paid in cash.

The performance incentive fee is calculated at a defined annualized percentage of the amount by which “net income,” on a rolling four-quarter basis and before deducting the incentive fee, exceeds certain levels of return on “equity.” For the purpose of determining the amount of the performance incentive fee, “net income” is defined as net income or loss computed in accordance with GAAP and certain other non-cash charges determined after discussions between our Manager and our independent Trustees and approval by a majority of our independent Trustees. For this purpose, “equity” is the weighted average of the issue price per common share of all of our public offerings, multiplied by the weighted average number of common shares outstanding (including RSUs) in the four-quarter period.

The performance incentive fee is calculated quarterly and escalates as net income (stated as a percentage of return on equity) increases over certain thresholds. On each calculation date, the threshold amounts represent a stated return on equity, plus or minus a “high watermark” adjustment. The performance fee payable for any quarter is equal to: (a) 10% of the amount by which net income for the quarter exceeds (i) an 8% return on equity plus the high watermark, up to (ii) a 12% return on equity; plus (b) 15% of the amount by which net income for the quarter exceeds (i) a 12% return on equity plus the high watermark, up to (ii) a 16% return on equity; plus (c) 20% of the amount by which net income for the quarter exceeds a 16% return on equity plus the high watermark.

The “high watermark” is the quarterly adjustment that reflects the amount by which the net income (stated as a percentage of return on equity) in that quarter exceeds or falls short of the lesser of 8% and the Fannie Mae MBS Yield (the target yield) for such quarter. The “high watermark” starts at zero and is adjusted quarterly. If the net income is lower than the target yield, the high watermark is increased by the difference. If the net income is higher than the target yield, the high watermark is reduced by the difference. Each time a performance incentive fee is earned, the high watermark returns to zero. As a result, the threshold amounts required for our Manager to earn a performance incentive fee are adjusted cumulatively based on the performance of our net income over (or under) the target yield, until the net income in excess of the target yield exceeds the then-current cumulative high watermark amount, and a performance incentive fee is earned. The performance incentive fee may be paid in cash or in our common shares (subject to a limit of no more than 50% paid in common shares), at our option.

Under our management agreement, our Manager is entitled to reimbursement of its organizational and operating expenses, including third-party expenses, incurred on our behalf. Our Manager may also be entitled to a termination fee under certain circumstances. Specifically, the termination fee is payable for (1) our termination of our management agreement without cause, (2) our Manager’s termination of our management agreement upon a default by us in the performance of any material term of the agreement that has continued uncured for a period of 30 days after receipt of written notice thereof or (3) our Manager’s termination of the agreement after the termination by us without cause (excluding a non-renewal) of our MBWS agreement, our MSR recapture agreement, or our servicing agreement (each as described and/or defined below). The termination fee is equal to three times the sum of (a) the average annual base management fee and (b) the average annual (or, if the period is less than 24 months, annualized) performance incentive fee, in each case earned by our Manager during the 24-month period before termination.

Our management agreement also provides that, prior to the undertaking by our Manager or its affiliates of any new investment opportunity or any other business opportunity requiring a source of capital with respect to which our Manager or its affiliates will earn a management, advisory, consulting or similar fee, our Manager shall present to us such new opportunity and the material terms on which our Manager proposes to provide services to us before pursuing such opportunity with third parties.

Our Manager earned approximately $19.6 million in base management fees and $12.8 million in performance incentive fees in Fiscal 2013 in connection with work performed under the management agreement with us.

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Servicing Agreement

We have entered into a servicing agreement with our Servicer pursuant to which our Servicer provides servicing for our portfolio of residential mortgage loans. The loan servicing provided by our Servicer includes collecting principal, interest and escrow account payments, if any, with respect to mortgage loans, as well as managing loss mitigation, which may include, among other things, collection activities, loan workouts, modifications, foreclosures and short sales. Our Servicer also engages in certain loan origination activities that include refinancing mortgage loans and financings that facilitate sales of real estate owned properties, or REOs. The term of our servicing agreement, as amended, expires on February 1, 2017, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement.

The base servicing fees for distressed whole loans are calculated based on a monthly per-loan dollar amount, with the actual dollar amount for each loan based on the delinquency, bankruptcy and/or foreclosure status of such loan or the related underlying real estate. Presently, the base servicing fees for distressed whole loans range from $30 per month for current loans up to $125 per month for loans that are severely delinquent and in foreclosure.

The base servicing fees for loans subserviced by our Servicer on our behalf are also calculated through a monthly per-loan dollar amount, with the actual dollar amount for each loan based on whether the mortgage loan is a fixed-rate or adjustable-rate loan. The base servicing fees for loans subserviced on our behalf are $7.50 per month for fixed-rate loans and $8.50 per month for adjustable-rate mortgage loans. To the extent that these loans become delinquent, our Servicer is entitled to an additional servicing fee per loan falling within a range of $10 to $75 per month and based on the delinquency, bankruptcy and foreclosure status of the loan or the related underlying real estate. Our Servicer is also entitled to customary ancillary income and certain market-based fees and charges, including boarding and deboarding fees, liquidation and disposition fees, and assumption, modification and origination fees.

Except as otherwise provided in our MSR recapture agreement, when our Servicer effects a refinancing of a loan on our behalf and not through a third-party lender and the resulting loan is readily saleable, or our Servicer originates a loan to facilitate the disposition of the real estate acquired by us in settlement of a loan, our Servicer is entitled to receive from us market-based fees and compensation consistent with pricing and terms our Servicer offers unaffiliated third parties on a retail basis.

To the extent that our Servicer participates in HAMP (or other similar mortgage loan modification programs), our Servicer is entitled to retain any incentive payments made to it and to which it is entitled under HAMP, provided that, with respect to any incentive payments paid to our Servicer in connection with a mortgage loan modification for which we previously paid our Servicer a modification fee, our Servicer is required to reimburse us an amount equal to the incentive payments.

In addition, because we do not have any employees or infrastructure, our Servicer is required to provide a range of services and activities significantly greater in scope than the services provided in connection with a customary servicing arrangement. For these services, our Servicer receives a supplemental servicing fee of $25 per month for each distressed whole loan and $3.25 per month for each other subserviced loan; provided, however, that from and after January 1, 2014, the aggregate supplemental servicing fees for all loans that are owned by a third party investor and with respect to which we have acquired the related servicing rights (and that are not distressed whole loans) shall not exceed $700,000 in any fiscal quarter. Our Servicer is entitled to reimbursement for all customary, bona fide reasonable and necessary out-of-pocket expenses incurred by our Servicer in connection with the performance of its servicing obligations.

Our Servicer earned from us approximately $39.4 million in loan servicing fees in Fiscal 2013.

Mortgage Banking and Warehouse Services Agreement

We have also entered into an MBWS agreement, pursuant to which our Servicer provides us with certain mortgage banking services, including fulfillment and disposition-related services, with respect to loans acquired by us from correspondent lenders, and certain warehouse lending services, including fulfillment and administrative services, with respect to loans financed by us for our warehouse lending clients. The term of our MBWS agreement expires on February 1, 2017, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement.

Under our MBWS agreement, our Servicer has agreed to provide the mortgage banking services exclusively for our benefit, and our Servicer and its affiliates are prohibited from providing such services for any other third party. However, such exclusivity and prohibition shall not apply, and certain other duties instead will be imposed upon our Servicer, if we are unable to purchase or finance mortgage loans as contemplated under our MBWS agreement for any reason.

In consideration for the mortgage banking services provided by our Servicer with respect to our acquisition of mortgage loans, our Servicer is entitled to a fulfillment fee based on the type of mortgage loan that we acquire and equal to a percentage of the unpaid principal balance of such mortgage loan. Presently, the applicable percentages are (i) 0.50% for conventional mortgage loans, (ii) 0.88% for loans sold in accordance with the Ginnie Mae Mortgage-Backed Securities Guide, (iii) 0.80% for HARP mortgage loans with a loan-to-value ratio of 105% or less, (iv) 1.20% for HARP mortgage loans with a loan-to-value ratio of greater than 105%, and (v) 0.50% for all other mortgage loans not contemplated above; provided, however, that our Servicer may, in its sole discretion, reduce the amount of the applicable fulfillment fee and credit the amount of such reduction to the reimbursement otherwise due as described below. This reduction may only be credited to the reimbursement applicable to the month in which the related mortgage was funded.

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At this time, we do not hold the Ginnie Mae approval required to issue Ginnie Mae MBS and act as a servicer. Accordingly, under our MBWS agreement, our Servicer currently purchases loans saleable in accordance with the Ginnie Mae Mortgage-Backed Securities Guide “as is” and without recourse of any kind from us at cost less an administrative fee paid by the correspondent to us plus accrued interest and a sourcing fee of three basis points.

In the event that we purchase mortgage loans with an aggregate unpaid principal balance in any month greater than $2.5 billion, our Servicer has agreed to discount the amount of such fulfillment fees by reimbursing us an amount equal to the product of (i) 0.025%, and (ii) the amount of unpaid principal balance in excess of $2.5 billion and less than or equal to $5.0 billion, plus (b) the product of (i) 0.05%, and (ii) the amount of unpaid principal balance in excess of $5 billion.

In consideration for the mortgage banking services provided by our Servicer with respect to our acquisition of mortgage loans under our Servicer’s early purchase program, our Servicer is entitled to fees accruing (i) at a rate equal to $25,000 per annum, and (ii) in the amount of $50 for each mortgage loan that we acquire. In consideration for the warehouse services provided by our Servicer with respect to mortgage loans that we finance for our warehouse lending clients, with respect to each facility, our Servicer is entitled to fees accruing (i) at a rate equal to $25,000 per annum, and (ii) in the amount of $50 for each mortgage loan that we finance thereunder. Where we have entered into both an early purchase agreement and a warehouse lending agreement with the same client, our Servicer shall only be entitled to one $25,000 per annum fee and, with respect to any mortgage loan that becomes subject to both such agreements, only one $50 per loan fee.

Notwithstanding any provision of our MBWS agreement to the contrary, if it becomes reasonably necessary or advisable for our Servicer to engage in additional services in connection with post-breach or post-default resolution activities for the purposes of a correspondent lending agreement, a warehouse agreement or a re-warehouse agreement, then we have generally agreed with our Servicer to negotiate in good faith for additional compensation and reimbursement of expenses to be paid to our Servicer for the performance of such additional services.

Our Servicer earned approximately $79.7 million in fulfillment fees in Fiscal 2013 under mortgage banking and warehouse services agreements with us, and our Servicer paid to us approximately $4.6 million in sourcing fees in Fiscal 2013.

MSR Recapture Agreement

Effective February 1, 2013, we entered into an MSR recapture agreement with our Servicer. Pursuant to the terms of our MSR recapture agreement, if our Servicer refinances via its retail lending business loans for which we previously held the related mortgage servicing rights (“MSRs”), our Servicer is generally required to transfer and convey to us, without cost to us, the MSRs with respect to new mortgage loans originated in those refinancings (or, under certain circumstances, other mortgage loans) that have an aggregate unpaid principal balance that is not less than 30% of the aggregate unpaid principal balance of all the loans so originated. Where the fair market value of the aggregate MSRs to be transferred for the applicable month is less than $200,000, our Servicer may, at its option, wire cash to us in an amount equal to such fair market value in lieu of transferring such MSRs. The initial term of our MSR recapture agreement expires, unless terminated earlier in accordance with the terms of the agreement, on February 1, 2017, subject to automatic renewal for additional 18-month periods, unless terminated in accordance with the terms of the agreement.

Spread Acquisition and MSR Servicing Agreements

Effective February 1, 2013, we entered into a master spread acquisition and MSR servicing agreement (the “2/1/13 Spread Acquisition Agreement”), pursuant to which we may acquire from our Servicer the rights to receive certain excess servicing spread arising from MSRs acquired by our Servicer from banks and other third party financial institutions. Our Servicer is generally required to service or subservice the related mortgage loans for the applicable agency or investor. The terms of each transaction under the 2/1/13 Spread Acquisition Agreement are subject to the terms thereof, as modified and supplemented by the terms of a confirmation executed in connection with such transaction.

To the extent our Servicer refinances any of the mortgage loans relating to the excess servicing spread we have acquired, the 2/1/13 Spread Acquisition Agreement contains recapture provisions requiring that our Servicer transfer to us, at no cost, the excess servicing spread relating to a certain percentage of the unpaid principal balance of the newly originated mortgage loans. To the extent the fair market value of the aggregate excess servicing spread to be transferred for the applicable month is less than $200,000, our Servicer may, at its option, wire cash to us in an amount equal to such fair market value in lieu of transferring such excess servicing spread.

On December 30, 2013, we entered into a second master spread acquisition and MSR servicing agreement with our Servicer (the “12/30/13 Spread Acquisition Agreement”). The terms of the 12/30/13 Spread Acquisition Agreement are substantially similar to the terms of the 2/1/13 Spread Acquisition Agreement, except that we only intend to purchase excess servicing spread relating to Ginnie Mae MSRs under the 12/30/13 Spread Acquisition Agreement.

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To the extent our Servicer refinances any of the mortgage loans relating to the excess servicing spread we have acquired, the 12/30/13 Spread Acquisition Agreement also contains recapture provisions requiring that our Servicer transfer to us, at no cost, the excess servicing spread relating to a certain percentage of the unpaid principal balance of the newly originated mortgage loans. However, under the 12/30/13 Spread Acquisition Agreement, in any month where the transferred excess servicing spread relating to newly originated Ginnie Mae mortgage loans is not equivalent to at least 90% of the product of the excess servicing fee rate and the unpaid principal balance of the refinanced mortgage loans, our Servicer is also required to transfer additional excess servicing spread or cash in the amount of such shortfall. Similarly, in any month where the transferred excess servicing spread relating to modified Ginnie Mae mortgage loans is not equivalent to at least 90% of the product of the excess servicing fee rate and the unpaid principal balance of the modified mortgage loans, the 12/30/13 Spread Acquisition Agreement contains provisions that require our Servicer to transfer additional excess servicing spread or cash in the amount of such shortfall. To the extent the fair market value of the aggregate excess servicing spread to be transferred for the applicable month is less than $200,000, our Servicer may, at its option, wire cash to us in an amount equal to such fair market value in lieu of transferring such excess servicing spread.

In connection with our entry into the 12/30/13 Spread Acquisition Agreement, we were also required to enter into a Security and Subordination Agreement (the “Security Agreement”) with Credit Suisse First Boston Mortgage Capital LLC (“CSFB”). Under the terms of the Security Agreement, we pledged to CSFB our rights under the 12/30/13 Spread Acquisition Agreement and our interest in any excess servicing spread purchased thereunder. The Security Agreement was required as a result of a separate loan and security agreement between our Servicer and CSFB (the “LSA”), pursuant to which our Servicer pledged to CSFB all of its rights and interests in the Ginnie Mae MSRs it owns or acquires, and a separate acknowledgement agreement with respect thereto, by and among Ginnie Mae, CSFB and our Servicer. As a condition to permitting our Servicer to transfer to us the excess servicing spread relating to a portion of those pledged Ginnie Mae MSRs, CSFB required such transfer to be subject to CSFB’s continuing lien on the excess servicing spread, the pledge and acknowledgement of which were effected pursuant to the Security Agreement. CSFB’s lien on the excess servicing spread remains subordinate to the rights and interests of Ginnie Mae pursuant to the provisions of the 12/30/13 Spread Acquisition Agreement and the terms of the acknowledgement agreement.

The Security Agreement contains representations, warranties and covenants by us that are substantially similar to those contained in our other financing arrangements with CSFB. The Security Agreement also permits CSFB to liquidate our excess servicing spread along with the related MSRs to the extent there exists an event of default under the LSA, and it contains certain trigger events, including breaches of representations, warranties or covenants and defaults under other of our credit facilities, that would require our Servicer to either (i) repay in full the outstanding loan amount under the LSA or (ii) repurchase the excess servicing spread from us at fair market value. To the extent our Servicer is unable to repay the loan under the LSA or repurchase our excess servicing spread, an event of default would exist under the LSA, thereby entitling CSFB to liquidate the excess servicing spread and the related MSRs. In the event our excess servicing spread is liquidated as a result of certain actions or inactions of our Servicer, we generally would be entitled to seek indemnity under the 12/30/13 Spread Acquisition Agreement.

Reimbursement Agreement

In connection with the initial public offering of our common shares (“IPO”), on August 4, 2009, we entered into an agreement with our Manager pursuant to which we agreed to reimburse our Manager for the $2.9 million payment that it made to the underwriters for the IPO (the “Conditional Reimbursement”) if we satisfied certain performance measures over a specified period of time. Effective February 1, 2013, we amended the terms of the reimbursement agreement to provide for the reimbursement of our Manager of the Conditional Reimbursement if we are required to pay our Manager performance incentive fees under our management agreement at a rate of $10 in reimbursement for every $100 of performance incentive fees earned. The reimbursement of the Conditional Reimbursement is subject to a maximum reimbursement in any particular 12-month period of $1.0 million and the maximum amount that may be reimbursed under the agreement is $2.9 million. The reimbursement agreement also provides for the payment to the IPO underwriters of the payment that we agreed to make to them at the time of the IPO if we satisfied certain performance measures over a specified period of time. As our Manager earns performance incentive fees under our management agreement, the IPO underwriters will be paid at a rate of $20 of payments for every $100 of performance incentive fees earned by our Manager. The payment to the underwriters is subject to a maximum reimbursement in any particular 12-month period of $2.0 million and the maximum amount that may be paid under the agreement is $5.9 million.

In the event the termination fee is payable to our Manager under our management agreement and our Manager and the underwriters have not received the full amount of the reimbursements and payments under the reimbursement agreement, such amount will be paid in full. The term of the reimbursement agreement expires on February 1, 2019.

Approval of Related Party Transactions

Our Code of Business Conduct and Ethics requires all of our personnel to be scrupulous in avoiding a conflict of interest as it relates to our interests and the interests of our officers and Trustees or the interests of the employees, officers and directors of our Manager and Servicer when such individuals are acting for or on our behalf. The code prohibits us from, among other things, entering into a transaction or a business relationship with such a related party or an immediate family member of such related person or with a company in which such a related party or such immediate family member has a substantial financial interest, unless such transaction and relationship are disclosed to and approved in advance by our Board.

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We have also adopted a written policy that specifically governs related party transactions. The policy generally prohibits any related party transaction unless it is reviewed and approved by our Related Party Matters Committee and/or a majority of our independent Trustees in accordance with the policy. With certain exceptions, a related party transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) were, are or will be a participant and the amount involved exceeds $120,000 in the aggregate in any calendar year, and in which any related party has, had or will have a direct or indirect interest. A related party is any person who is, or at any time since the beginning of our last fiscal year was, a Trustee or executive officer of the Company or a nominee to become a Trustee of the Company; any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; any immediate family member of any of the foregoing persons (which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of any of the foregoing persons); and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. In determining whether to approve a related party transaction, the Related Party Matters Committee or independent Trustees consider all facts and circumstances that they deem relevant to the transaction, including, among other things, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

The related party transactions policy governs the process for identifying potential related party transactions and seeking review, approval and/or ratification of such transactions. In addition, each of our Trustees and executive officers is required to complete an annual disclosure questionnaire and report all transactions with us in which they and their immediate family members had or will have a direct or indirect material interest with respect to us. We review these questionnaires and, if we determine that it is necessary, discuss any reported transactions with our Related Party Matters Committee and/or our Board in accordance with the related party transactions policy.

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REPORT OF THE AUDIT COMMITTEE

Since the consummation of our initial public offering, the Audit Committee has been comprised entirely of independent Trustees. The Board of Trustees has determined that all of the members of the Audit Committee meet the independence and experience requirements of the New York Stock Exchange (“NYSE”) and that Messrs. Hadley and Carnahan are “audit committee financial experts” within the meaning of the applicable rules of the Securities and Exchange Commission (“SEC”) and the NYSE.

The Audit Committee met ten times in 2013. The Audit Committee met with the Chief Financial Officer at each of our meetings and met with our independent registered public accounting firm at eight of our meetings. The Audit Committee’s agenda is established by the Chairman of the Audit Committee. The Audit Committee engaged Deloitte & Touche LLP as our independent registered public accounting firm and reviewed with our Chief Financial Officer and our independent registered public accounting firm the overall audit scope and plans, the results of the external audit examination, evaluations by our independent registered public accounting firm of our internal controls and the quality of our financial reporting.

The Audit Committee has reviewed and discussed the audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also discussed with our independent registered public accounting firm other matters required to be discussed by a registered public accounting firm with the Audit Committee under applicable standards of the Public Company Accounting Oversight Board (United States) (required communication with the Audit Committee). The Audit Committee received and discussed with our independent registered public accounting firm its annual written report on its independence from us and our management, which is made pursuant to applicable requirements of the Public Company Accounting Oversight Board and considered with our independent registered public accounting firm whether the provision of non-audit services is compatible with our independent registered public accounting firm’s independence.

In performing all of these functions, the Audit Committee acts only in an oversight capacity and, necessarily, in its oversight role, the Audit Committee relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of our independent registered public accounting firm, which, in its report, expresses an opinion on the conformity of our annual financial statements to generally accepted accounting principles and on the effectiveness of our internal control over financial reporting as of year-end.

In reliance on these reviews and discussions, and the report of our independent registered public accounting firm, the Audit Committee recommended to our Board of Trustees, and our Board of Trustees approved, the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 28, 2014.

The foregoing report has been furnished by the current members of the Audit Committee:

Randall D. Hadley, Chairman Scott W. Carnahan Preston DuFauchard

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PROPOSAL I
ELECTION OF TRUSTEES

We are presenting a proposal to elect three (3) Class II Trustees, each for a term expiring at our 2017 annual meeting of shareholders, subject to the election and qualification of their successors or to their earlier death, resignation or removal.

OUR BOARD OF TRUSTEES RECOMMENDS A VOTE FOR PRESTON DUFAUCHARD, NANCY MCALLISTER AND STACEY D. STEWART AS TRUSTEES TO SERVE UNTIL OUR 2017 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

The persons named in the enclosed proxy will vote to elect Preston DuFauchard, Nancy McAllister and Stacey D. Stewart as Class II Trustees, unless you specify a contrary choice or withhold the authority of these persons to vote for the election of any or all of the nominees by marking the proxy to that effect.

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PROPOSAL II
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are presenting a proposal to ratify the appointment of our independent registered public accounting firm, Deloitte & Touche LLP and its affiliated entities (“Deloitte”), which has served as our independent registered public accounting firm since our formation in May 2009. During this time, Deloitte has performed accounting and auditing services for us. We expect that representatives of Deloitte will be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If the appointment of Deloitte is not ratified, the Audit Committee will reconsider the appointment.

OUR BOARD OF TRUSTEES AND OUR AUDIT COMMITTEE RECOMMEND A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

Relationship with Independent Registered Public Accounting Firm

In addition to performing the audits of our financial statements in Fiscal 2013 and Fiscal 2012, Deloitte provided other audit-related and non-audit-related services for us during Fiscal 2013 and Fiscal 2012.

Fees to Registered Public Accounting Firm for 2013 and 2012

The following table shows the fees billed by Deloitte for the audit and other services it provided to us in respect of Fiscal 2013 and Fiscal 2012.

	2013	2012
Audit Fees(1)	$1,295,800	$935,865
Audit-Related Fees(2)	150,420	106,000
Tax Fees(3)	409,860	189,000
All Other Fees	–	–
Total	$1,856,080	$1,230,865

——————

(1)	Audit Fees consist of fees for professional services rendered during the audit of our annual consolidated financial statements and our internal control over financial reporting, for the reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q, and during the audit of the annual financial statements of certain of our subsidiaries.

(2)	Audit-Related Fees consist of fees for professional services provided for the review of our registration statement on Form S-3, including any amendments, and the issuance of comfort letters and consents in connection with SEC filings.

(3)	Tax Fees consist of fees for professional services rendered for tax compliance, tax planning and tax advice.

Pre-approval Policies and Procedures

The Audit Committee approved all services performed by Deloitte during Fiscal 2013 in accordance with applicable SEC requirements. The Audit Committee has also pre-approved the use of Deloitte for certain audit-related and non-audit-related services, setting a specific limit on the amount of such services that we may obtain from Deloitte before additional approval is necessary. In addition, the Audit Committee has delegated to the chair of the Audit Committee the authority to approve both audit-related and non-audit-related services provided by Deloitte, provided that the chair will present any decision to the full Audit Committee for ratification at its next scheduled meeting.

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PROPOSAL III
ADVISORY (NON-BINDING) VOTE TO APPROVE
EXECUTIVE COMPENSATION

As required pursuant to Section 14A of the Exchange Act, we are presenting a proposal that gives shareholders the opportunity to cast an advisory (non-binding) vote on our executive compensation for named executive officers by voting for or against it. At our 2013 Annual Meeting of Shareholders, an overwhelming majority of our shareholders, approximately 96%, voted to approve (on a non-binding basis) our executive compensation. We consider this vote as supportive of our executive compensation and, accordingly, have not made any changes in response thereto. At our 2011 Annual Meeting of Shareholders, shareholders were also asked to vote on whether the say-on-pay vote should be held annually, every two years or every three years. A majority of our shareholders indicated a preference for holding such vote on an annual basis. As a result, our Board determined that we will hold an advisory (non-binding) vote to approve our executive compensation every year until the next vote in 2017 regarding the frequency of future say-on-pay votes.

OUR BOARD OF TRUSTEES RECOMMENDS AN ADVISORY (NON-BINDING) VOTE “FOR” THE FOLLOWING RESOLUTION APPROVING OUR EXECUTIVE COMPENSATION PROGRAM:

“RESOLVED, that the compensation paid to PennyMac Mortgage Investment Trust’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this Proxy Statement, is hereby APPROVED.”

Supporting Statement

We do not pay or accrue any salaries or bonuses to our named executive officers. Rather, in our discretion, we may grant equity-based awards, which are designed to align the interests of named executive officers with the interests of our shareholders in growing dividends and book value over time. We believe equity-based awards align these interests by allowing our named executive officers to share in the creation of value for our shareholders through capital appreciation and dividends.

These equity awards are generally subject to vesting requirements over a number of years, and they are designed to promote the retention of management and achieve strong performance for our company. These awards provide a further benefit to us by enabling our Manager and Servicer to attract, motivate and retain talented individuals who are incentivized to implement strategies that will enhance our long-term performance and promote growth in dividends and growth in book value.

We encourage our shareholders to read the section in this Proxy Statement entitled “Compensation Discussion and Analysis,” in which we describe in greater detail our compensation program, objectives and policies for our named executive officers. For the reasons described above, we recommend that our shareholders endorse our compensation program for named executive officers. While our Board intends to carefully consider the shareholder vote resulting from this proposal, the final vote will not be binding on us and is advisory in nature.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We believe that based solely upon our review of copies of forms we have received or written representations from reporting persons, during Fiscal 2013, all filing requirements under Section 16(a) of the Exchange Act applicable to our officers, Trustees and beneficial owners of more than ten percent of our common shares were complied with on a timely basis.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, Proxy Statements and other information with the SEC. We make these materials available on our website, www.pennymac-reit.com, under “SEC Filings,” free of charge, as soon as reasonably practicable after we electronically file or furnish such materials to the SEC.

In addition, you may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room at Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. These SEC filings are also available to the public from commercial document retrieval services and at the SEC’s website at www.sec.gov.

We will provide, without charge to each record or beneficial holder of our common shares as of April 7, 2014, a paper copy of our Annual Report on Form 10-K for Fiscal 2013 filed with the SEC, including the financial statements and schedules thereto, without the accompanying exhibits, upon written request to Investor Relations, PennyMac Mortgage Investment Trust, 6101 Condor Drive, Moorpark, California 93021. A list of exhibits is included in our Annual Report on Form 10-K and exhibits are available from us upon the payment to us of the cost of furnishing them.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not know of any matter that will be presented for consideration at the Meeting other than as described in this Proxy Statement. If any other matters are properly presented at the Meeting, your signed proxy card authorizes Stanford L. Kurland, our Chairman of the Board and Chief Executive Officer, and Jeffrey P. Grogin, our Secretary, to vote on those matters according to their best judgment.

The SEC permits us to deliver a single copy of the notice, proxy statement and annual report to shareholders who have the same address and last name, unless we have received contrary instructions from such shareholders. Each shareholder will continue to receive a separate proxy card. This procedure, called “householding,” will reduce the volume of duplicate information you receive and reduce our printing and postage costs. We will promptly deliver a separate copy of the proxy statement and annual report to any such shareholder upon written or oral request. A shareholder wishing to receive a separate proxy statement or annual report can notify us at Investor Relations, PennyMac Mortgage Investment Trust, 6101 Condor Drive, Moorpark, California 93021, telephone: (818) 224-7028. Similarly, shareholders currently receiving multiple copies of these documents can request the elimination of duplicate documents by contacting us as described above.

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PENNYMAC MORTGAGE INVESTMENT TRUST 6101 CONDOR DRIVE MOORPARK, CA 93021

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE -1-800-690-6903

Use any touch-Ione telephone to transmit your voting instructions up until 11:59

P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1. Election of Trustees Nominees	☐	☐	☐	______________________

01 Preston DuFauchard 02 Nancy McAllister 03 Stacey D. Stewart

The Board of Trustees recommends that you vote FOR proposals 2 and 3.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report/10-K Wrap is/are available at www.proxyvote.com.

PENNYMAC MORTGAGE INVESTMENT TRUST

Annual Meeting of Shareholders

June 4, 2014 10:15 AM

THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES

The undersigned hereby appoints Stanford L. Kurland and Jeffrey P. Grogin, and each of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote, as provided on the other side, all of the shares of PennyMac Mortgage Investment Trust the undersigned is entitled to vote, and, in their discretion, to vote upon other such business as may properly come before the 2014 Annual Meeting of Shareholders of the Company to be held June 4, 2014, or at any adjournment or postponement thereof, with all the powers the undersigned would possess if present at the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Trustees' recommendations.

Address change/comments:

 (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side